Exhibit 3.1
ARTICLE XVI
Certificates For And Transfer of Shares
     1. The Board of Directors may authorize the issuance of stock in either certificated form, in which ownership of the shares is represented by a physical certificate, or in uncertificated form, pursuant to a Direct Registration System in connection with which shares will be held in book-entry form and no physical certificate is printed to each holder of capital stock of the Corporation. Each shareholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and class of shares owned by him in the corporation. If the Board of Directors determines to issue stock certificates, such stock certificates shall be signed by the President or an Executive Vice President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The stock certificates shall state the number of shares represented by such certificate and that such shares are fully paid and nonassessable, provided, that if such shares are not fully paid, the certificates shall be legibly stamped to indicate which has been paid, and as further payments are made, the certificate shall be stamped accordingly.
     2. Transfers of the Corporation’s shares shall be made either (i) if in certificated form, by a transfer of the stock certificate representing the shares, or (ii) if in uncertificated form, by electronic book-entry transfer pursuant to a Direct Registration System. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon transfer of book-entry ownership, it shall be the duty of the Corporation to issue new shares to the person entitled thereto, cancel the old shares and record the transaction upon its books.
          The Corporation may impose restrictions on the transfer or registration of transfer of capital stock of the Corporation by means of these Bylaws, the Articles of Incorporation or an agreement with shareholders. Shareholders may agree between or among themselves to impose restrictions on the transfer or registration of transfer of shares. A restriction which is authorized by the Indiana Business Corporation Law is valid and enforceable against the holder or a transferee of the holder of the Corporation’s stock certificate or of stock held under the Corporation’s Direct Registration System.